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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                             ALLSTATE FINANCING I
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            (Exact Name of Registrant as Specified in its Charter)


        Delaware                                  Applied for
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(State of Incorporation or              (I.R.S. Employer Identification No.)
Organization)


 c/o The Allstate Corporation
     2775 Sanders Road
     Northbrook, Illinois                             60062
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(Address of Principal Executive                    (Zip Code)
Offices)

If this Form relates to the regis-     If this Form relates to the registration
tration of a class of debt secu-       of a class of debt securities and is to
rities and is effective upon filing    become effective simultaneously with
pursuant to General Instruction        the effectiveness of a concurrent
A(c)(1) please check the following     registration statement under the
box. [ ]                               Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please
                                       check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class              Name of Each Exchange on Which
        to be so Registered              Each Class is to be Registered
        -------------------              ------------------------------

_% Cumulative Quarterly Income           New York Stock Exchange
Preferred Securities (and the
Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                None
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the __% Cumulative Quarterly Income Preferred Securities (the "Preferred Securities"), of Allstate Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by The Allstate Corporation, a Delaware corporation, and the depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 (Registration No. 333-10857) of the Trust and The Allstate Corporation, among other registrants, filed with the Securities and Exchange Commission (the "Commission") on August 27, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), and the form of prospectus for the Preferred Securities included therein, which descriptions are incorporated herein by reference. Copies of the prospectus and preliminary prospectus supplement describing the Preferred Securities have been filed pursuant to Rule 424(b) under the Act and are incorporated by reference into this Registration Statement on Form 8-A. Definitive copies of the prospectus and the prospectus supplement describing the Preferred Securities to be filed pursuant to Rule 424(b) under the Act shall be incorporated by reference into this Registration Statement on Form 8-A. ("Cumulative Quarterly Income Preferred Securities" is a servicemark of Goldman, Sachs & Co.)

Item 2.         Exhibits.

                2.1 Certificate of Trust dated August 21, 1996 of Allstate Financing I (incorporated herein by reference to Exhibit
                        4.5 to the Registration Statement).

                2.2 Form of Amended and Restated Declaration of Trust of Allstate Financing I (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

                2.3 Form of Preferred Security (incorporated herein by reference to Exhibit A-1 of Exhibit 4.13 to the Registration Statement).

                2.4 Form of Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Allstate Financing I (incorporated herein by reference to Exhibit 4.14 to the Registration Statement)

                2.5 Form of Indenture relating to subordinated debt securities between The Allstate Corporation and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

                2.6 Form of Supplemental Indenture to be used in connection with the issuance of subordinated debt securities and Preferred Securities (incorporated herein by reference to Exhibit 4.4A to the Registration Statement).


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                                  SIGNATURE



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        ALLSTATE FINANCING I

Dated:  November 18, 1996               By: /s/ JOSEPH T. KANE
                                           -----------------------------
                                                Joseph T. Kane, Trustee

                                        THE ALLSTATE CORPORATION, Depositor of
                                        the Registrant and Guarantor under
                                        the Guarantee

Dated:  November 18, 1996               By: /s/ JAMES P. ZILS
                                           -----------------------------
                                           Name:  James P. Zils
                                           Title: Vice President and Treasurer








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